                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


CHECK THE APPROPRIATE BOX:

[X]  PRELIMINARY PROXY STATEMENT

[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14a-6(e)2))

[ ]  DEFINITIVE PROXY STATEMENT

[ ]  DEFINITIVE ADDITIONAL MATERIALS

[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14(a)-12


                             FIDELITY HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

          (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

          (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

          (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

          (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

          (5)  TOTAL FEE PAID:

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

          (1)  AMOUNT PREVIOUSLY PAID:

          (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

          (3)  FILING PARTY:

          (4)  DATE FILED:

                            FIDELITY HOLDINGS, INC.
                       80-02 KEW GARDENS ROAD, SUITE 7000
                          KEW GARDENS, NEW YORK 11415

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 8, 2000

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of FIDELITY HOLDINGS, INC., a Nevada corporation ("Fidelity," the "Company," "we," "our" or "us"), will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 8, 2000, at 2:00 p.m., local time, for the following purposes:

     1. To approve amendments to our Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms of office;

     2. To elect five (5) directors to the Board of Directors to serve for terms of one to three years, respectively, or until their successors are elected and qualified if Proposal No. 1 is approved, or to elect the same persons as directors for a term of one year if Proposal No. 1 is not approved;

     3. To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000;

     4. To ratify the appointment of BDO Seidman LLP as our independent auditors for the year 2000; and

     5. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on November 3, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record on our stock transfer books at the close of business on that date are entitled to notice and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          /s/ ROBERT COTTRELL
                                          --------------------------------------
                                          Robert Cottrell
                                          Secretary

Kew Gardens, New York
Dated: October   , 2000

             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING
              YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                      WHICH REQUIRES NO POSTAGE IF MAILED
                             IN THE UNITED STATES.

                            FIDELITY HOLDINGS, INC.
                       80-02 KEW GARDENS ROAD, SUITE 7000
                          KEW GARDENS, NEW YORK 11415

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 8, 2000

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders by the Board of Directors of Fidelity Holdings, Inc., a Nevada corporation, in connection with the solicitation of proxies for use at our 2000 Annual Meeting of Shareholders (the "Meeting") to be held at held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 8, 2000, at 2:00 p.m., local time, or at any adjournments thereof.

     The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is November 6, 2000.

                       RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on November 3, 2000, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the record date there were outstanding 26,148,699 shares of our common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. As of the close of business on the Record Date, there were outstanding 500,000 shares of Fidelity 1997 Major Series of Convertible Preferred Stock (the "1997 Preferred Stock"). Each outstanding share of 1997 Preferred Stock is entitled to two votes. There was no other class of voting securities outstanding on the Record Date. A majority of the outstanding shares of Common Stock and 1997 Preferred Stock present in person or by proxy is required for a quorum.

                               VOTING OF PROXIES

     Shares of Common Stock and 1997 Preferred Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock and 1997 Preferred Stock represented thereby will be voted: (i) to approve an amendment to our Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered three-year term office; (ii) to elect five (5) directors to the Board of Directors to serve for terms of one to three years, respectively, or until their successors are elected and qualified if Proposal No. 1 is approved, or to elect the same persons as directors for a term of one year if Proposal No. 1 is not approved; (iii) to amend our Articles of Incorporation to increase the aggregate number of authorized shares of our Common Stock; (iv) for the ratification of the appointment of BDO Seidman LLP as our independent auditors for the year ending December 31, 2000; and (v) at the discretion of the person or persons voting the Proxy with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to our Secretary prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mails, proxy solicitation may be made personally or by telephone or telegraph by our officers, directors and employees. We will, upon request, reimburse banks, brokerage firms and other custodians for their reasonable expenses in sending soliciting material to the beneficial owner of the shares.

           PROPOSAL I -- APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

     Our Board of Directors has unanimously approved and recommended that our shareholders approve amendments to our Articles of Incorporation, as amended (the "Articles"), to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office. The text of the proposed amendment to the Articles is set forth in full in EXHIBIT A to this Proxy Statement.

     Our Articles now provide that all directors are to be elected annually to serve until their successors have been elected and qualified. The Nevada Revised Statute ("NRS") permits provisions in a company's articles of incorporation, approved by shareholders, that provide for a classified board of directors. The proposed classified board amendment to the Articles would provide that directors will be classified into three classes, as nearly equal in number as possible. One class of directors, consisting of Bruce Bendell and Dennis Roth, would hold office initially for a term expiring at the 2001 Annual Meeting; a second class of directors, consisting of James Wallick, would hold office initially for a term expiring at the 2002 Annual Meeting; and a third class of directors, consisting of Jeffrey Weiner and David Edelstein, would hold office initially for a term expiring at the 2003 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See "Proposal II:
Election of Directors" as to the composition of each class of directors if this proposal is adopted.

     The proposed classified board amendment will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for us. Currently, a change in control of the Board of Directors can be made by shareholders holding a majority of the votes cast at a single Annual Meeting. If we implement a classified board of directors, it will take at least two Annual Meetings for even a majority of shareholders to effect a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting.

     Under the NRS, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. Presently, all of our directors are elected annually and all of the directors may be removed by shareholders representing at least two-thirds of the outstanding shares of the Common Stock. Cumulative voting is not authorized by the Articles.

     The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interests of our shareholders in the event of an unsolicited offer for us.

     Because of the additional time required to change control of the Board of Directors, the classified board proposal will tend to perpetuate present management. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of us. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of our outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests. The classified board proposal will also make it more difficult for the shareholders to change the composition of the Board of Directors even if the shareholders believe such a change would be desirable.

REQUIRED VOTE

     Approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the Amendment. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS.

                      PROPOSAL II -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of five members. In the event Proposal No. 1 is adopted at the Annual Meeting, our Directors will be divided into three classes and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve for the terms indicated in the table below, or until their successors have been duly elected and qualified. If Proposal No. 1 is not approved by the shareholders at the Annual Meeting, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve until the 2001 Annual Meeting of shareholders or until their successors have been duly elected and qualified. The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy.

     Information regarding the nominees is provided below and under "Security Ownership," "Executive Compensation" and "Certain Relationships and Related Transactions."

DIRECTOR NOMINEES

NOMINEE                                         AGE          POSITION           DIRECTOR SINCE
-------                                         ---    ---------------------    --------------
CLASS I -- TERM EXPIRES 2001
Bruce Bendell.................................  46           Director           November 1995
Dennis Roth...................................  58           Director            March 2000

CLASS II -- TERM EXPIRES 2002
James Wallick.................................  49           Director             May 1998

CLASS III -- TERM EXPIRES 2003
Jeffrey Weiner................................  43           Director             May 1998
David Edelstein...............................  47           Director             May 1998

NAME                                            AGE          POSITION           A DIRECTOR SINCE
----                                            ---    ---------------------    ----------------
Bruce Bendell.................................  46     Chairman of the Board         1995
Dennis Roth...................................  58           Director                2000
James Wallick.................................  49           Director                1998
Jeffrey Weiner................................  43           Director                1998
David Edelstein...............................  47           Director                1998

     BRUCE BENDELL. Mr. Bendell has served as our Chairman of the Board since our formation in November 1995, as our Chief Executive Officer from May 1998 until February 2000, as our President from May 14, 1998 to December 1998 and as our Chief Executive Officer since July 2000. Mr. Bendell is also Chief Executive Officer and Chairman of IG2, Inc., our technology division, and has served as the President and a Director of Major Automotive and its affiliates since December 1985. Mr. Bendell also serves on the board of E-Star Holdings, Inc., a privately held company.

     DENNIS ROTH. Mr. Roth has served as our Director since March 2000 and was Chairman and Chief Executive Officer of our technology division from March 2000 to September 2000. Mr. Roth has over 25 years experience at AT&T, most recently Vice-President and Managing Partner, AT&T Solutions (1999); Chief Executive Officer, AT&T-Unisource Communications Services (1998); President & Managing Director,

AT&T Communications (United Kingdom) Ltd. (1996-1998) and Regional Managing Director, AT&T Business Communications Services. Under Mr. Roth's direction, AT&T Communications (UK) Ltd., a telecommunications start-up, grew to approximately $300 million a year in revenues. Mr. Roth has served as President and Chief Executive Officer of ViaGate Technologies, Inc. since October 2000.

     JAMES WALLICK. Mr. Wallick has served as our Director since May 1998, Executive Vice President and Chief Operating Officer since September 1999 and President and Chief Operating Officer since July 2000. Mr. Wallick is also President of IG2, Inc. Mr. Wallick has been in the automotive dealership and financing business since 1971. He is currently president of MIC Leasing.

     JEFFREY WEINER. Mr. Weiner has served as our Director since May 1998. Mr. Weiner is a certified public accountant and has been with the accounting firm of Marcum & Kliegman LLP, where he is currently Managing Partner, since 1981.

     DAVID EDELSTEIN. Mr. Edelstein has served as our Director since May 1998. Mr. Edelstein has been in the real estate development business since 1979. Currently he is the Managing Member of Sutton East Associates LLC, a real estate development limited liability company and is involved in several sizable real estate projects in New York and Florida.

REQUIRED VOTE

     Approval of the election of each of the nominees requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the election of the nominees. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     PROPOSAL III -- APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Our Board of Directors has unanimously adopted an amendment to Article II of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. The text of the first sentence of
Article II, as it is proposed to be amended, is as follows:

     The aggregate number of shares which the corporation shall have authority to issue is One Hundred and Two Million Shares (102,000,000) shares, divided into: One Hundred Million (100,000,000) Common Shares, having a par value of $0.01 per share, and Two Million (2,000,000) Preferred Shares, having a par value of $0.01 per share.

PURPOSE AND EFFECT OF THE AMENDMENT

     The proposed amendment will authorize sufficient additional shares of Common Stock to provide us with the flexibility to make such issuances from time to time for any proper purpose approved by the Board of Directors, including issuances to effect acquisitions or raise capital and issuances in connection with future stock splits or dividends, without the necessity of delaying such activities for further stockholder approval except as may be required in a particular case by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. There are currently no arrangements, agreements or understandings for the issuance or use of additional shares of authorized Common Stock (other than issuances permitted or required under our stock option plans or awards made pursuant to those plans) and other outstanding derivative securities.

     The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada.

     The proposal could have an anti-takeover effect, although that is not its intention. For example, if we were the subject of a hostile takeover attempt, we could impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to us could discourage unsolicited takeover attempts, thereby limiting the opportunity for our stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to our Articles of Incorporation authorizing an increase from 50,000,000 to 100,000,000 shares of Common Stock. Abstentions are considered present for this proposal, so they will have the same effect as votes against the amendment. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

       PROPOSAL IV -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed BDO Seidman LLP as our independent auditors. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman LLP be submitted to shareholders for ratification due to the significance of their appointment to the Company. If shareholders do not ratify the appointment of BDO Seidman LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of BDO Seidman LLP as our independent auditors. Broker non-votes and proxy cards marked "abstain" with respect to this proposal will be counted towards a quorum. Abstentions will be counted as a vote against this proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS OUR INDEPENDENT AUDITORS.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PRINCIPAL SHAREHOLDERS

     The following tables sets forth information with respect to the beneficial ownership of each class of our securities as of October 20, 2000 respectively, by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known to us to own more than 5% of any class of our securities:

                                                                                1997 MAJOR SERIES
                                                                                 OF CONVERTIBLE
                                                                               PREFERRED STOCK(2)
                                               NUMBER OF                       -------------------
NAME AND ADDRESS                                SHARES            PERCENT(1)    NUMBER     PERCENT
----------------                               ---------          ----------   ---------   -------
Bruce Bendell................................  8,579,244(3)(12)     29.67%     2,250,000    100.0%
Doron Cohen..................................  3,164,012(4)         12.10%
David Edelstein..............................    133,900(5)(6)       *
Richard L. Feinstein.........................    140,500(7)          *
James Wallick................................    242,439(8)          *
Jeffrey Weiner...............................    148,950(5)(9)       *
Dennis Roth..................................     15,000(10)         *
Millennium III Trust.........................  2,292,500(11)         8.76%
All directors and executive officers as a
  group......................................  9,260,033(12)(13)    31.43%

---------------
  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) Based on 26,148,699 shares of common stock outstanding on October 20, 2000.

 (2) Based on 500,000 shares of the 1997-Major Series of Convertible Preferred Stock outstanding on October 20, 2000, which converts into 2,250,000 shares of common stock.

 (3) Includes: (i) 23 shares of common stock owned by Mr. Bendell's wife and the following shares of common stock which Mr. Bendell has the right to acquire within 60 days: (a) 112,500 shares of common stock which Mr. Bendell has the right to acquire upon the exercise of warrants; and (b) 2,250,000 shares of common stock, the minimum number of shares of common stock into which the 500,000 shares of the 1997-Major Series of Convertible Preferred Stock beneficially owned by Mr. Bendell are convertible into common stock; and (ii) options for 400,000 shares of common stock which are immediately exercisable.

 (4) Pursuant to a Separation and Release Agreement dated August 8, 2000, the shares will be voted in accordance with the recommendation of the majority of the non-employee directors of the Company.

 (5) Includes options for 124,000 shares of common stock which are immediately exercisable.

 (6) Includes 9,900 shares of common stock owned by Mr. Edelstein's children.

 (7) Includes options for 82,500 shares of common stock which are immediately exercisable.

 (8) Includes options for 204,500 shares of common stock which are immediately exercisable.

 (9) Includes 14,500 shares of common stock owned by Mr. Weiner's wife.

(10) Includes options for 15,000 shares of common stock which are immediately exercisable.

(11) Include shares owned by an irrevocable trust of which Mr. Bendell is a beneficiary, but which Mr. Bendell disclaims any voting or dispositive power.

(12) Includes (i) 24,423 shares of common stock owned by immediate family members of directors and executive officers as a group, (ii) 2,362,500 shares of common stock that the directors and executive officers as a group have the right to acquire within 60 days and (iii) options for 950,000 of common stock which are immediately exercisable.

(13) The address for each beneficial owner is c/o Fidelity Holdings, Inc., 80-02 Kew Gardens Rd., Suite 7000, Kew Gardens, NY 11415.

EXECUTIVE OFFICERS

     The following table sets forth the names and ages of all executive officers, the positions and offices with us held by each executive officer and the period served:

NAME                        AGE                       POSITION                       PERIOD SERVED
----                        ---                       --------                       --------------
Bruce Bendell.............  46     Chairman of the Board, Chief Executive Officer    1995 - present
James Wallick.............  49     President, Chief Operating Officer and            1998 - present
                                   Director
Richard L. Feinstein......  57     Chief Financial Officer                           1997 - present

     Information concerning Messrs. Bendell and Wallick is provided under "Election of Directors."

     RICHARD L. FEINSTEIN. Mr. Feinstein has served as our Senior Vice
President -- Finance and Chief Financial Officer since December 1997. From 1994 to December 1997, Mr. Feinstein maintained his own financial and management consulting practice. From 1989 to 1994, Mr. Feinstein served as Managing Director and Chief Financial Officer of Employee Benefit Services, Inc. From 1978 to 1989, Mr. Feinstein was a partner in KPMG Peat Marwick and a predecessor firm.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     We have the following standing committees: an Audit Committee and a Compensation Committee. Since May 1998, the Audit Committee has been comprised of Mr. Bendell, Mr. Edelstein and Mr. Weiner, and is charged with reviewing our annual audit and meeting with our independent auditors to review our internal controls and financial management practices. The Compensation Committee, which is comprised of Mr. Edelstein and Mr. Weiner, recommends to the Board of Directors compensation for our Chief Executive and other principal executive officers. Messrs. Edelstein and Weiner were independent directors since their election in May of 1998.

     During the fiscal year ended December 31, 1999, the Audit Committee held one meeting.

     The Board of Directors held four meetings during the fiscal year ended December 31, 1999. All of the Directors attended each meeting. From time to time, the Board acted by unanimous written consent.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of our fiscal years ended December 31, 1999 and 1998 concerning compensation of (i) all individuals serving as our Chief Executive Officer during the fiscal year ended December 31, 1999 and (ii) each other of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 in the fiscal year ended December 31, 1999:

                                                                ANNUAL COMPENSATION
                                               -----------------------------------------------------
                                                                          OTHER         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)    ANNUAL($)    COMPENSATION($)
---------------------------            ----    ---------    --------    ---------    ---------------
Doron Cohen(1).......................  1998     246,500           0           0                 0
  President, CEO and Treasurer         1999     244,580           0           0                 0
Bruce Bendell(2).....................  1998     248,530     127,437           0                 0
  Chairman and Chief Executive         1999     278,000           0           0         1,800,000
     Officer
Richard Feinstein(3).................  1998     125,000           0       3,166                 0
  Chief Financial Officer              1999     170,715           0       6,324            70,000

---------------
(1) Salary in 1998 includes $150,000 from us (subsequently paid through the issuance of 87,804 shares of our common stock).

(2) Salary in 1998 includes $150,000 from us (subsequently paid through the issuance of our 87,804 shares of common stock). Mr. Bendell received $81,250 in salary and $127,437 in bonus from Major Dealer Group since its acquisition on May 14, 1998. In December 1999, we incurred a liability for a one-time charge of $1.8 million to Mr. Bendell for reimbursement of certain expenses and a bonus.

(3) Other Annual amount represents an automobile allowance of $527 per month since July 1998. The amount reported under All Other Compensation reflects the value of shares issued to Mr. Feinstein in January 1999.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 1999, as adjusted for 3 for 2 splits in each of June 1999 and January 2000. We have never granted any stock appreciation rights.

                           INDIVIDUAL GRANTS(1)
                         -------------------------
                                       PERCENT OF                                  POTENTIAL REALIZABLE
                         NUMBER OF       TOTAL                                       VALUE AT ASSUMED
                         SECURITIES     OPTIONS                                    ANNUAL RATES OF STOCK
                         UNDERLYING    GRANTED TO    EXERCISE                         OPTION TERM(3)
                          OPTIONS     EMPLOYEES IN   PRICE PER                     ---------------------
NAME                      GRANTED       1999(2)      SHARE ($)   EXPIRATION DATE      5%          10%
----                     ----------   ------------   ---------   ---------------   ---------   ---------
Richard L. Feinstein...   112,500(4)      43.1%        1.71      January 4, 2009   $120,983    $306,596

---------------
(1) Each option represents the right to purchase one share of common stock. The options shown in this table were all granted under our 1999 Stock Option Plan.

(2) In the year ended December 31, 1999, we granted options to employees to purchase an aggregate of 261,000 shares of common stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(4) Vesting dates as follows: 45,000 shares on January 4, 1999, and 22,500 shares each on December 31, 1999, December 31, 2000, and December 31, 2001.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 1999. The value of unexercised options held by any such persons as of December 31, 1999 was as follows for Mr. Bendell (the only such option holder):

Total number of shares underlying unexercised options.......     112,500
Exercisable options.........................................     112,500
Unexercisable options.......................................         -0-
Value of in-the-money options...............................  $1,195,337(1)

---------------
(1) Represents warrants to acquire 112,500 shares of Common Stock issued to Mr. Bendell on October 2, 1996 as a signing bonus under a management agreement with us to manage the operations of Major Fleet.

EMPLOYMENT AND RELATED ARRANGEMENTS AND AGREEMENTS

     As of November 7, 1995, our date of incorporation, we entered into a Consulting Agreement with Mr. Bendell, our Chairman and Chief Executive Officer, pursuant to which he serves as a business, management and financial consultant to us for a period which ended on December 31, 1998, subject to successive one-year extensions at our option. Mr. Bendell receives an annual consulting fee as determined by our Board of Directors from time to time, but not less than $150,000. The consulting fee is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon our profits per outstanding share of common stock for the applicable year. The available percentage increase in consulting fee as a result of profits ranges from 5% for break-even results to 150% for earnings per share exceeding $1.00 per share. Mr. Bendell is also entitled to a bonus in such amounts and at such times as determined by our Board of Directors. In addition, the agreement provides that Mr. Bendell is entitled to various fringe benefits and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by our Board of Directors. Mr. Bendell has agreed not to disclose confidential information relating to us and has agreed not to compete with, or solicit employees or customers of, us during specified periods following the breach or termination of his agreement to serve as a consultant to us. Mr. Bendell has been serving at will since the expiration of the agreement pursuant to the same terms.

     As of November 7, 1995, we entered into an Employment Agreement with Doron Cohen, pursuant to which he served as our President, Chief Executive Officer and Treasurer for a period which ended on December 31, 1998, subject to successive one-year extensions at our option. Mr. Cohen received an annual base salary as determined by our Board of Directors from time to time, but not less than $150,000. The annual salary was subject to a yearly cost-of-living adjustment and was also retroactively increased based upon our profits per outstanding share of Common Stock for the applicable year. The available percentage increase in salary as a result of profits ranges from 5% for break-even results to 150% for earnings per share in excess of $1.00 per share. Mr. Cohen was also entitled to a bonus in such amounts and at such times as determined by our Board of Directors. In addition, the agreement provided that Mr. Cohen was entitled to various fringe benefits under the agreement and was entitled to participate in any incentive, stock option, deferred compensation or pension plans established by our Board of Directors. Mr. Cohen has agreed not to disclose confidential information relating to us and has agreed not to compete with, or solicit employees or customers of, us during specified periods following discontinuance of his employment for any reason other than a termination for cause. Mr. Cohen served at will since the expiration of the agreement pursuant to the same terms. Subsequently, in July 2000, Mr. Cohen resigned from all positions with the Company and entered into a Separation and Release Agreement with the Company dated August 8, 2000. See "Certain Relationships and Related Transactions."

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the NRS, as amended, a director, officer, employee or agent of a Nevada corporation may be entitled to indemnification by the corporation under certain circumstances against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation.

     We are obligated under our Articles of Incorporation to indemnify any of our present or former directors who served at our request as a director, officer or member of another organization against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation if such director acted in good faith or in a manner such director reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, if such director had no reason to believe his or her conduct was unlawful. However with respect to any action by or in the right of the Company, the Articles of Incorporation prohibit indemnification in respect of any claim, issue or matter as to which such director is adjudged liable for negligence or misconduct in the performance is his or her duties to us, unless otherwise ordered by the relevant court. Our Articles of Incorporation also permit it to indemnify other persons except against gross negligence or willful misconduct.

     We are obligated under our bylaws to indemnify our directors, officers and other persons who have acted as our representatives at our request to the fullest extent permitted by applicable law as in effect from time to time, except for costs, expenses or payments in relation to any matter as to which such officer, director or representative is finally adjudged derelict in the performance of his or her duties, unless we have received an opinion from independent counsel that such person was not so derelict.

     Our indemnification obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act. Insofar as we may otherwise be permitted to indemnify our directors, officers and controlling persons against liabilities arising under the Securities Act or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The NRS, as amended, also permits a corporation to limit the personal liability of its officers and directors for monetary damages resulting from a breach of their fiduciary duty to the corporation and its stockholders. Our Articles of Incorporation limit director liability to the maximum extent permitted by the NRS, which presently permits limitation of director liability except (i) for a director's acts or omissions that involve intentional misconduct, fraud or a knowing violation of law and (ii) for a director's willful or grossly negligent violation of a Nevada statutory provision that imposes personal liability on directors for improper distributions to stockholders. As a result of the inclusion in our Articles of Incorporation of this provision, our stockholders may be unable to recover monetary damages against directors as a result of their breach of their fiduciary duty to us and our stockholders. This provision does not, however, affect the availability of equitable remedies, such as injunctions or rescission based upon a breach of fiduciary duty by a director.

     We maintain a $5 million liability insurance policy for the benefit of our officers and directors. We have subsequently added a $5 million extension as of October 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Edelstein and Weiner, none of whom has been an officer or employee at any time since our inception. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Prior to the formation of the Compensation Committee, the Board of Directors as a whole made decisions relating to the compensation of our executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is responsible for establishing, monitoring, and implementing the policies of governing the compensation of the Company's executives. The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. The Compensation Committee, which is comprised entirely of independent, outside members of our Board of Directors, has furnished the following report on executive compensation.

     GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of a base salary, bonus and long-term incentive awards. We review compensation levels of other companies in its industry to ensure that our executive compensation is appropriate in light of industry practices.

     BASE SALARY. Salaries for executive officers for 1999 were generally determined by the Board of Directors on an individual basis, taking into account individual experience and performance and our specific needs. For 2000, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

     BONUS. We awards bonuses as a reward for performance based principally on our overall financial results and or achievements of specified business objectives. We believe that bonuses properly motivate the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for us. There were no bonuses paid in 1999.

     LONG TERM INCENTIVE AWARDS. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Bendell, Chairman of the Board of Directors and our Chief Executive Officer for 1999, was paid a base salary of $278,000 for the year ended December 31, 1999. Additionally, in December 1999, we incurred a liability for a one time charge of $1.8 million to Mr. Bendell for reimbursement of certain expenses and a bonus.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 1999 did not exceed the $1 million limit per officer and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers in 2000, if any, will exceed that limit. Our Stock Option Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to our executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

COMPENSATION OF DIRECTORS

     Non-employee Directors each received 4,500 shares of our Common Stock and 4,500 options to purchase shares of Common Stock in 1999 under our 1999 Directors Stock Plan. We reimburse directors for their expenses of attending meetings of the Board of Directors.

                            ANTI-TAKEOVER PROVISIONS

     There have been a number of cases in which public companies have been subjected to hostile takeover attempts -- offers not determined to be in the best interests of a targeted company by its Board of Directors -- through purchases of control by means of tender offers or other purchases of outstanding shares. Such purchases which result in the acquisition of less than all of the targeted company's outstanding shares often have been followed by a non-negotiated merger or other form of complete unilateral acquisition of the remaining shares by the company. In some instances, a purchaser has used its controlling interest either to effect other transactions having an adverse impact on the company or to direct the company's business without purchasing the remaining minority interest.

     The Board believes that circumstances could exist where a hostile takeover attempt would be detrimental to our stockholders and that, to fulfill its fiduciary duty, it needs adequate time to evaluate the matter. The suddenness and short time period inherent in hostile takeover attempts may not allow the Board adequate time to: (i) consider fully the proposal; (ii) identify other alternatives; (iii) compare the proposal to the possible alternatives; and (iv) make a determination recommending acceptance or rejection of the proposal or expressing no opinion and remaining neutral. An informed decision with respect to a hostile takeover attempt requires careful assessment and consideration of often complex issues regarding the proposal's "fairness and adequacy," including but not limited to its tax implications for stockholders, all in comparison with other alternatives which are or may become available.

     While the Board has no knowledge of any specific effort to accumulate our Common Stock or to obtain control of the Company by other means, it believes that it is prudent to be prepared in advance and, for that reason, it has carefully considered what measures might be taken to protect against takeover attempts which the Board is unable to recommend as being in our best interests the in the best interests of our stockholders.

     The principal purpose of Proposal I is to attempt to influence persons who might wish to make a bona fide offer for the Company to negotiate in good faith with the Board and to ensure that any offer is fair to us and to our stockholders, and to emphasize that the directors have a significant degree of authority with respect to our protection.

     The overall effect of the adoption of Proposal I could be, under certain circumstances, to deter or discourage hostile takeover attempts by making it more difficult for a person who has gained a substantial equity interest in the Company to effectively exercise control. If this Proposal is approved, the opportunity for stockholders to dispose of their shares at the higher prices generally available in takeover attempts may be limited. In addition, this provision may result in the then incumbent directors of the Company retaining their positions even though a person holding a majority of shares might desire a change and also may make the accomplishment of certain corporate transactions more difficult even if they are desired by a person holding a majority of the shares.

     The Board has concluded unanimously that the potential benefits of this provision outweigh the possible disadvantages.

                         STOCK PRICE PERFORMANCE GRAPH

     Our Common Stock commenced trading on the Nasdaq Small Cap Market on October 7, 1998 and on the Nasdaq National Market under the symbol "FDHG" on August 3, 1999.

     The stock price performance graph below compares the cumulative total stockholder return on our Common Stock with the Total Return Index for Nasdaq Stock Market U.S. Companies and the Nasdaq Non-Financial Index for the period commencing on May 2, 1996 and ending December 31, 1999. The graph assumes that $100.00 was invested in the Common Stock and in each index on May 2, 1996. The total return for the Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on the Common Stock.

     The information contained in the graph does not reflect present performance of our stock.

     The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
  AMONG FIDELITY HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
                           NASDAQ NON-FINANCIAL INDEX

                                                                                  NASDAQ STOCK                 NASDAQ NON-
                                                   FIDELITY HLDGS INC             MARKET (U.S.)                 FINANCIAL
                                                   ------------------             -------------                -----------
5/2/96                                                   100.00                      100.00                      100.00
12/96                                                    138.46                      109.67                      106.56
12/97                                                    138.46                      134.36                      124.78
12/98                                                    130.77                      189.46                      183.14
12/99                                                    874.06                      352.19                      359.62

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1999, Mr. Cohen, our former President and Chief Executive Officer, was granted piggyback registration rights with respect to 87,804 shares of our Common Stock issued to him as compensation for fiscal 1998.

     In January 1999, Mr. Bendell was granted piggyback registration rights with respect to 87,804 shares our Common Stock issued to him as compensation for fiscal 1998. In December 1999, our Board of Directors approved a one-time payment of $1,800,000 to Mr. Bendell, as a reimbursement of certain expenses and a bonus.

     In January 1999, Mr. Feinstein was granted piggyback registration rights with respect to 45,000 shares of our Common Stock issued to him as employment compensation.

     Following our acquisition of Major Auto, Messrs. Bruce Bendell and Harold Bendell continue to be responsible for senior-level management of the dealerships. The Bendell brothers and we believe that this continuity of senior management was important in obtaining the manufacturers' consents to the transfer of the dealerships to us. The Bendell brothers' management control has been accomplished through (i) their ownership of 100 shares of our 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock (of which shares Mr. Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period which commenced on January 7, 1998) which carries voting rights allowing them to elect a majority of the Board of Directors of Major Auto, and through (ii) a related management agreement.

     To further facilitate obtaining the required manufacturers' consents, we and the Bendells have entered into a management agreement pursuant to which the Bendells will have the exclusive right and obligation to manage the automobile dealerships acquired by us in connection with the Major Auto Acquisition and any additional automobile dealerships that we may acquire in the future. The management agreement is for a term ending on December 31, 2002 and may not be earlier terminated unilaterally by us. If we continue to own automobile dealerships at the end of the term, the management agreement may be unilaterally extended by the Bendell brothers in order to maintain the level of management control that will avoid the need to seek further manufacturer consents. Should either of the Bendell brothers cease managing the dealerships, the management agreement provides that ownership of his 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock shares and his management rights under the management agreement will be automatically transferred to the other, and should both brothers cease managing the dealerships for any reason, the shares and management rights will be automatically transferred to a successor manager designated in a successor addendum to each dealership agreement or, failing such designation, to a successor manager designated by us (subject to approval by the applicable manufacturers). As noted in the prior paragraph, Bruce and Harold Bendell will retain the right to elect a majority of the directors of Major Auto (and possibly other affiliates in the future) in order to facilitate obtaining the required manufacturers' consents. Should the Boards of Directors of Major Auto and we disagree as to a particular course of action, Major Auto would nonetheless be able to take the action in question, except that the management agreement prohibits certain actions without the prior approval by our Board of Directors. Those actions are (i) disposing of any of the Major Auto dealerships,
(ii) acquiring new dealerships, and (iii) our incurring liability for Major Auto indebtedness. Any compensation that Mr. Bendell is entitled to receive under the management agreement is in addition to any other compensation that he is entitled to receive from us.

     As part of the Major Auto Acquisition, Major Auto acquired two related real estate components from Bruce and Harold Bendell for a purchase price of $3 million.

     We have made a loan to Mr. Cohen in the principal amount of $140,000, bearing interest at 5.77% per annum, uncompounded. The loan is evidenced by a promissory note dated December 31, 1996 and payable upon demand. We have advanced amounts and incurred additional expenses on behalf of Mr. Cohen in the aggregate amount of $908,067, including accrued interest.

     On August 8, 2000, Mr. Cohen signed a Separation and Release Agreement (the "Agreement") with the Company. The financially significant provisions of the Agreement provide for periodic payments to begin on August 15, 2000. Such cash payments consist of an initial payment of $250,000; monthly payments of $500 beginning July 1, 2000 and ending June 1, 2002, aggregating $12,000; plus monthly payments of $20,833.33 beginning July 1, 2001 through June 1, 2002 and $4,166.66 per month beginning July 1, 2002 and ending on June 1, 2005, the aggregate amount of which is $650,000. The total of all cash payments to Mr. Cohen is $662,000. In order to qualify for such future payments, Mr. Cohen must remain in compliance with non-disparagement, non-solicitation, non-compete and voting restriction provisions embodied in the Agreement. We have also agreed to continue Mr. Cohen and his family on our health plan and to provide him with an automobile for two years.

     Additionally, we have agreed to a potential forgiveness of Mr. Cohen's indebtedness to us in the aggregate amount of $1,048,067 to begin, under certain circumstances, on August 8, 2003 and continue on the next two anniversary dates, with one-third lapsing at each date. The requirements for such forgiveness also include Mr. Cohen's compliance with the restrictive provisions of the Agreement.

     We are presently unable to estimate the value of the restrictive covenants included in the Agreement and the remaining payments to Mr. Cohen and is in the process of obtaining an independent appraisal to determine such value. As of June 30, 2000, we have expensed $251,000 relating to the first payment made to Mr. Cohen on August 15, 2000. To the extent that such appraisal reflects a value that is less than the recorded amount of Mr. Cohen's loan the difference will be expensed in the third quarter of 2000. The balance will be amortized over the restrictive period.

     Mr. Bendell and Major Chevrolet, Major Dodge and Major Chrysler Plymouth Jeep Eagle, wholly-owned by Major Auto, have guaranteed the obligations of Major Fleet under a $5,000,000 line of credit with Marine Midland Bank. In addition, Mr. Bendell and Major Fleet have guaranteed the obligations of Major Auto's subsidiaries under certain of their agreements with various financial institutions pursuant to which such subsidiaries sell their vehicle finance contracts and leases. Major Fleet has pledged its assets to such financial institutions to secure its guarantee. In addition, such subsidiaries have cross-guaranteed and cross-collateralized their respective agreements with such financial institutions.

     On October 1, 1998 we entered into a consulting agreement with Clemont Investments Ltd., a consulting firm which provides business advisory services regarding the establishment in Europe of branches or operations of U.S. based companies. In consideration for its services, Clemont will receive, over a three to five year period (i) 54,000 shares of common stock in connection with the performance of certain consulting services, (ii) 79,500 shares of common stock in connection with providing us with certain business contacts, (iii) 54,000 shares of common stock in connection with compliance with certain restrictive covenants contained in the Consulting Agreement (collectively, the "Clemont Shares"). We have the right to repurchase the Clemont Shares under certain circumstances at a price of up to $4.00 per share. In connection with the Consulting Agreement, Clemont entered into a put agreement with Mr. Bendell, our Chairman, on October 1, 1998 pursuant to which Mr. Bendell agreed, under certain conditions, to purchase the Clemont Shares from Clemont during such period, less any Clemont Shares repurchased by us.

     We have retained the accounting firm of Marcum & Kliegman LLP to provide certain accounting and tax services for us and our subsidiary Major Fleet. In 1999, we paid Marcum & Kliegman LLP $103,500 for its services. Mr. Weiner, one of our directors, is Managing Partner of Marcum & Kliegman LLP.

     Our Chief Executive Officer and Chairman, Mr. Bendell, has interests in several non-affiliated auto dealerships, including Five Towns Nissan, for which Major Auto purchases cars and provides other services. Major Auto charges a fee to offset any expenses incurred in providing such services. The volume of such transactions is immaterial to Major Auto's operations; however, at December 31, 1999, these affiliated dealerships were indebted to Major Auto in an amount of approximately $1.3 million.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. The Company believes, based solely upon a review of the copies of such beneficial ownership statements furnished to it, that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and owners of more than 10% of the Company's Common Stock were complied with.

                                 ANNUAL REPORT

     All shareholders of record as of November 3, 2000 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999. The Form 10-KSB contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1999.

                                          By Order of the Company,

                                          Robert Cottrell
                                          Secretary

Dated: October   , 2000

                                   EXHIBIT A

     PROPOSAL I: Set forth below in full is the text of the proposed Amendment to the Articles of Incorporation of the company as described in this Proxy Statement. The first paragraph of Article V of the Company's Articles of Incorporation will be removed entirely and the following will be inserted in lieu thereof:

     "So long as all the shares of this corporation are owned beneficially and of record by only one or two shareholders, the business and property of the corporation shall be managed by a Board of not fewer than the number of shareholders. At such time as the shares are owned beneficially and of record by more than three or more shareholders, the business and property of the corporation shall be managed by a Board of not fewer than three (3) nor more than twenty-one (21) directors, who shall be natural persons of full age, and, effective with the 2000 Annual Meeting of Shareholders, shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the shareholders of the corporation be held, respectively, and until their successors shall be elected and qualified or until such director's earlier resignation, removal from office, death or disability. In the case of any vacancies, including vacancies resulting from an increase in the number of directors of the corporation, the additional directors shall be so classified so that all classes of directors shall be increased equally as nearly as may be, and the additional directors may be filled by the Board of Directors, though less than a quorum, for the unexpired term. In case of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally, as nearly as may be. Election of directors shall be conducted as provided in the Articles of Incorporation or in the Bylaws. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors shall be duly elected and qualified. Directors need not be shareholders or residents of the State of Nevada. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders."

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIDELITY
                                 HOLDINGS, INC.
           PROXY -- ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 8, 2000

    The undersigned, a shareholder of Fidelity Holdings, Inc., a Nevada corporation (the "Company"), does hereby constitute and appoint Bruce Bendell, James Wallick and Richard L. Feinstein and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders of the Company to be held at held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 8, 2000 at 2:00 p.m., local time, or at any adjournment or adjournments thereof.

    The undersigned hereby instructs said proxies or their substitutes as set forth below.

1. APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS:

   To approve amendments to our Articles of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms of office.

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

2. ELECTION OF DIRECTORS:

   To elect five (5) directors to the Board of Directors to serve for terms of one to three years, respectively, or until their successors are elected and qualified if Proposal No. 1 is approved, or to elect the same persons as directors for a term of one year if Proposal No. 1 is not approved.

Nominees:             Bruce Bendell         Dennis Roth           James Wallick         Jeffrey Weiner        David Edelstein

   [        [ ]  TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
   ]  FOR

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), PRINT NAMES(S)
   BELOW:

--------------------------------------------------------------------------------

3. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 50,000,000 TO 100,000,000:

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

   To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

5. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual
Meeting and Proxy Statement, both dated October   ,2000, and a copy of the
Company's Annual Report.
                                                Please mark, date, sign and mail
                                                this proxy in the envelope
                                                provided for this purpose.

                                                Dated:

       ------------------------------------------------------------------------,
                                                2000

                                                                          (L.S.)
                                                --------------------------------

                                                                          (L.S.)
                                                --------------------------------
                                                Signature(s)

                                                NOTE:  Please sign exactly as
                                                your name or names appear
                                                hereon. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please indicate the
                                                capacity in which signing. When
                                                signing as joint tenants, all
                                                parties in the joint tenancy
                                                must sign. When a proxy is given
                                                by a corporation, it should be
                                                signed with full corporate name
                                                by a duly authorized officers.

            PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.